                                                                   EXHIBIT 10.14

                            DEPOSIT ESCROW AGREEMENT
                            ------------------------

      This Escrow Agreement is made as of July 21, 1994 among INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, FARALLON CAPITAL PARTNERS, L.P., TINICUM PARTNERS, L.P. AND ESSEX MANAGEMENT CORPORATION (collectively, the "Depositor"), FIDELITY FEDERAL BANK (the "Beneficiary") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as Deposit Escrow Agent hereunder (the "Deposit Escrow Agent").

      1. Escrow Account. The Depositor and the Beneficiary are concurrently
         --------------
entering into that certain Loan and REO Purchase Agreement (Secondary) dated as of July 21, 1994 (the "Purchase Agreement"), and have delivered to the Deposit Escrow Agent a copy of such executed Purchase Agreement. The Depositor has delivered to the Deposit Escrow Agent on July 11, 1994, in escrow pursuant to the terms hereof, the sum of Two Million Nine Hundred Fifty-Six Thousand Eight Hundred Thirty Two Dollars ($2,956,832) as the "Deposit" thereunder and hereunder. The Deposit Escrow Agent agrees to accept said Deposit and to establish and maintain a separate non-interest bearing escrow account therefor and for investments and reinvestments thereof (the "Escrow Account") pursuant to the terms hereof. Upon written notice from the Depositor or the Beneficiary in accordance with Section 3 below, the Deposit Escrow Agent shall liquidate the Escrow Account and pay the net proceeds of the Escrow Account to the Beneficiary or as the Beneficiary shall direct or to the Depositor or as the Depositor shall direct, as applicable.

      2. Investment. The Deposit Escrow Agent agrees to invest and reinvest the
         ----------
Escrow Account within two business days after receipt of written instructions signed by a person identified in Exhibit A hereto and specifying the exact investment or reinvestment to the satisfaction of the Deposit Escrow Agent, only in one or more of the following investments (the "Obligations") at the time of investment:

      (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; or

      (ii) Repurchase Agreements involving Obligations listed in (A) above; or

      (iii) Certificates of Deposit issued, or day of deposit to day of withdrawal interest bearing accounts offered, by any bank, trust company or national banking association having capital stock, surplus and undivided profits not less than $50,000,000 as indicated in its most recently published statement of condition; or

      (iv) Money Market Investment Options identified in Exhibit B hereto; or

      (v) Such other investment as the Depositor, the Beneficiary and the Deposit Escrow Agent may agree in writing.
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      The initial investment has been made pursuant to clause (i) above.
Investments may be made in Obligations of Morgan or any affiliate of Morgan. The Deposit Escrow Agent may purchase Obligations through Morgan and its affiliates and Morgan and its affiliates may retain any charges or commissions customarily imposed for such purchases as if Morgan were not Deposit Escrow Agent hereunder. If the Deposit Escrow Agent reasonably determines that any investment instruction is not satisfactory to it, the Deposit Escrow Agent will use reasonable efforts to obtain a satisfactory investment instruction in lieu thereof. Interest and other earnings on the Obligations shall be added to the Escrow Account. Any loss incurred from an investment, including without limitation market loss resulting from early liquidation of and all costs of investment or liquidation, including without limitation all withholding and other taxes, will be borne by the Escrow Account. The Depositor and the Beneficiary agree to furnish to the Deposit Escrow Agent upon execution of this agreement and as subsequently required all appropriate U.S. tax forms and information in order for the Deposit Escrow Agent to comply with U.S. tax regulations. The Depositor agrees that any income earned on the Escrow Account will be reported as calendar year income to the U.S. IRS for the Depositor's account and shall be subject to any applicable withholding taxes, unless the Escrow Account is distributed to the Beneficiary hereunder as liquidated damages.

      No Obligation shall have a final maturity which exceeds July 29, 1994, provided that on and after July 29, 1994, the Deposit Escrow Agent may invest and reinvest the Escrow Account in Obligations having a maturity of one day; and provided further that investments in Money Market Investment Options defined in Exhibit B hereto and deposits in a day of deposit to day of withdrawal interest bearing account shall be deemed to have a maturity of one day.

      3.  Disbursement of Escrow Account.
          ------------------------------

      The net proceeds of the Escrow Account shall be paid in accordance with the provisions of Sections 2.01 and 6.07 of the Purchase Agreement, which Sections of the Purchase Agreement (and the definitions of the capitalized terms used in such Sections) are hereby incorporated by reference as though fully set forth in this Section 3. Capitalized terms used in this Section 3 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement. In order to effect the provisions of this
Section 3:

      (i) If the Deposit Escrow Agent receives notice from the Beneficiary stating that the Depositor has breached the Purchase Agreement, or that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Depositor or the Depositor's failure to satisfy a condition precedent to the Closing, and such notice is not signed by the Depositor, then the Deposit Escrow Agent shall immediately notify the Depositor of the receipt thereof and if within two business days of delivery of such notice to the Depositor the Deposit Escrow Agent has not been notified by the Depositor that the Depositor disputes such notice then the Deposit Escrow Agent shall, not later than the following day, pay to the Beneficiary in immediately available funds by wire transfer to the account specified by the Beneficiary, the full amount of the Deposit including all interest earned thereon to the date of payment;

      (ii) If the Deposit Escrow Agent receives notice from the Depositor stating that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Beneficiary or the Beneficiary's failure to satisfy a condition precedent to the Closing, and such notice is also signed by the Beneficiary, then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit including all interest earned thereon to the date of repayment;

      (iii) If the Deposit Escrow Agent receives notice from the Depositor stating that the purchase and sale of the Assets contemplated in the Purchase Agreement has not closed by the Closing Date as a result of a breach of the Purchase Agreement by the Beneficiary or the Beneficiary's failure to satisfy a condition precedent to the Closing, and such notice is not signed by the Beneficiary, then the Deposit Escrow Agent shall immediately notify the Beneficiary of the receipt thereof and if within two business days of delivery of such notice to the Beneficiary the Deposit Escrow Agent has not been notified by the Beneficiary that the Beneficiary disputes such notice then the Deposit Escrow Agent shall, not later than the following day, repay to the Depositor in immediately available funds by wire transfer to the account specified by the Depositor, the full amount of the Deposit including all interest earned thereon to the date of repayment;

      (iv) Any disputes of which the Deposit Escrow Agent has notice prior to the payment or repayment of the Deposit in accordance with this Section 3 shall be subject to Section 4(d) of this Agreement.

      4.  The Deposit Escrow Agent.
          ------------------------

      (a) The Depositor and the Beneficiary agree jointly and severally to indemnify, defend, and hold the Deposit Escrow Agent harmless against all losses, liabilities and expenses (including attorney's fees and expenses), arising out of or in connection with this Agreement or any transaction related hereto, except to the extent that any such loss, liability, or expense results from the gross negligence or willful misconduct of the Deposit Escrow Agent. The foregoing indemnities shall survive the resignation of the Deposit Escrow Agent and the termination of this Agreement.

      (b) The Deposit Escrow Agent's duties are only such as are specifically provided herein, and the Deposit Escrow Agent shall incur no fiduciary or other liability whatsoever to the Depositor or the Beneficiary, or any other person, except to the extent the Depositor or the Beneficiary incur loss or liability due to the Deposit Escrow Agent's gross negligence or willful misconduct. The Deposit Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Deposit Escrow Agent may rely and shall be fully protected in acting upon any written instructions given to it hereunder and believed by it to have been properly executed. The Deposit Escrow Agent shall not be liable for interest on the Escrow Account, except to the extent earned pursuant to investments made hereunder.

      (c) The Depositor and the Beneficiary agree to split equally and pay to the Deposit Escrow Agent, annually in advance, as compensation for the ordinary administrative services to be rendered hereunder, a fee of $4,500 per year, or any part thereof, from and after the date first written above payable on the execution of this agreement and on each anniversary of the date first written above. The Depositor and the Beneficiary jointly agree further to pay all expenses of the Deposit Escrow Agent, including its attorney's fees and expenses, which it may incur in connection with the performance of its duties under this Agreement or the enforcement of the indemnities provided in Section 4(a). The Deposit Escrow Agent's claim for such fees and expenses and for its indemnities provided in Section 4(a) shall constitute a first lien against the Escrow Account. Notwithstanding Section 5 below, billing statements to the Depositor will only be sent to International Nederlanden (U.S.) Capital Corporation, who shall also be responsible on behalf of the Depositor, as to the Deposit Escrow Agent, for payment thereof.

      (d) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Account, the Deposit Escrow Agent may retain in its possession, without liability to anyone, all or any part of said Escrow Account until such dispute shall have been settled either by agreement of the parties to such dispute or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States after the time for appeal has expired and no appeal has been perfected. The Deposit Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Deposit Escrow Agent may turn over all or any part of the Escrow Account to or upon instruction of such court or tribunal, without liability to any person, in the case of any such dispute.

      (e) The Deposit Escrow Agent may resign at any time by giving written notice thereof to the Depositor and the Beneficiary. Such resignation shall become effective when a successor Deposit Escrow Agent shall have been appointed by the Depositor and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Deposit Escrow Agent shall not have been delivered to the Deposit Escrow Agent within 30 days after the giving of such notice of resignation, the Deposit Escrow Agent's duties hereunder are limited to holding the Escrow Account without further reinvestment and disposing of the Escrow Account as directed jointly by the Depositor and the Beneficiary. The resigning Deposit Escrow Agent may at the expense of the Depositor petition any court of competent jurisdiction, including without limitation the Supreme Court of the State of New York, for the appointment of a successor Deposit Escrow Agent and may turn over the Escrow Account to such successor Deposit Escrow Agent.

      (f) The Deposit Escrow Agent and its affiliates may, without having to account therefor to any person, accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of banking, trust or other business with the Depositor or the Beneficiary or any of their affiliates as if it were not acting as the Deposit Escrow Agent, and may accept fees and other consideration for services in connection with this Agreement or otherwise without having to account for the same to any person.

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

      5.  Notices.  Any notice, consent, request or instruction to be given in
          -------
connection with this Agreement shall be in writing and shall be sent by certified mail, postage prepaid, or telecopied (tested by telephonic confirmation of receipt) or delivered:

      (i) if to the Deposit Escrow Agent, to:

          Morgan Guaranty Trust Company of New York
          60 Wall Street, 36th Floor
          New York, New York 10260
          Attention: Corporate Trust Administration
          Telecopier: (212) 648-5103
          Telephone: (212) 648-9261

     (ii) if to the Depositor, to

          Internationale Nederlanden (U.S.) Capital Corporation
          300 South Grand Avenue
          Suite 3000
          Los Angeles, California  90071
          Attention:  Laura B. Olinski
          Telecopier:  (213) 687-7324
          Telephone:  (213) 617-9100

          and to:

          Essex Management Corporation
          777 California Avenue
          San Francisco, California  94304
          Attention:  Mr. Ray Hedrick
          Telecopier:  (415) 858-0139
          Telephone:  (415) 494-3700

                      and

          Farallon Capital Partners, L.P.
          Tinicum Partners, L.P.
          One Maritime Plaza, Suite 1250
          San Francisco, California  94111
          Attention:  Mr. Stephen L. Millham and Mr. Jason Fish
          Telecopier:  (415) 421-2133
          Telephone:  (415) 421-2132

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

     (iii)  if to the Beneficiary, to

            Fidelity Federal Bank
            600 N. Brand Avenue
            Glendale, California 91209
            Attention:  Legal Department and Richard Greenwood
                                         ---
            Telecopier:   (818)  549-3773
            Telephone:    (818)  549-3693

      6. Depositor. The obligations of the parties constituting the Depositor
         ---------
shall be joint and several. The parties constituting the Depositor hereunder hereby appoint Internationale Nederlanden (U.S.) Capital Corporation as their agent hereunder for the purpose of giving notices and taking actions hereunder, and the Beneficiary and the Deposit Escrow Agent may rely on such appointment for all purposes hereunder, except as may otherwise be provided in Exhibit A respecting investment notices.

      7.  Miscellaneous.  This Agreement may be amended only in writing, signed
          -------------
by the parties hereto. It expresses the entire understanding of the parties hereto. No third party shall benefit from or be entitled to enforce any provision hereof. No party shall assign its rights or duties hereunder except by operation of law. This Agreement shall be construed in accordance with the laws of the State of New York. It may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

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

      IN WITNESS WHEREOF, the parties have duly executed this Deposit Escrow Agreement as of the date first written above.

                                INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                                CORPORATION, Depositor



                                By:  /s/ LAURA B. OLINSKI
                                     _______________________________
                                Name:  Laura B. Olinski
                                Title: Vice President

                                FARALLON CAPITAL PARTNERS, L.P., Depositor



                                By:  /s/ JASON M. FISH
                                     _______________________________
                                Name:  Jason M. Fish
                                Title: General Partner



                                TINICUM PARTNERS, L.P., Depositor



                                By:  /s/ JASON M. FISH
                                     _______________________________
                                Name:  Jason M. Fish
                                Title: General Partner

                                ESSEX MANAGEMENT
                                CORPORATION, Depositor



                                By: /s/ ^
                                     _______________________________
                                Name:
                                Title: President



                                FIDELITY FEDERAL BANK, Beneficiary



                                By:  /s/ RICHARD M. GREENWOOD
                                     _______________________________
                                Name:  Richard M. Greenwood
                                Title: Chairman of the Board,
                                       and Chief Executive Officer

                                MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, as Deposit
                                Escrow Agent



                                By:  /s/ NORMA R. PANE
                                     _______________________________
                                Name:  Norma R. Pane
                                Title: Vice President

                                   Exhibit A
                                   ---------
               Persons authorized to sign investment instructions

            Name and Title                             Signature



LAURA OLINSKI, VICE PRESIDENT             /s/  Laura B. Olinski
- - ------------------------------------      ------------------------------------
Laura Olinski


JOHN WICKSER, V.P.                        /s/  John Wickser
- - ------------------------------------      ------------------------------------
John Wickser

                                   Exhibit B
                                   ---------
                        Money Market Investment Options

Money Market Fund Name                         Portfolio Asset Mix
- - ----------------------                         -------------------

Federated Trust for U.S. Treasury              U.S. Treasury Direct Obligations
Obligations


- - --------------------------------------------------------------------------------

The Pierpont (JP Morgan) Money                 U.S. Government and agency
Market Fund                                    obligations, commercial paper,
                                               bankers' acceptances,
                                               certificates of deposit,
                                               corporate bonds

- - --------------------------------------------------------------------------------
Federated Short Term U.S. Government           Off-shore money market fund for
Securities                                     non-resident aliens of the
                                               U.S. investing in obligations
                                               of the U.S. Government and its
                                               agencies


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